UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

COVAD COMMUNICATIONS GROUP, INC.

(Exact Name of registrant as specified in its charter)

Delaware	77-0461529
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

110 Rio Robles Drive, San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

1997 Stock Plan

(Full titles of the plans)

James Kirkland, Esq.
General Counsel
110 Rio Robles Drive
San Jose, California 95134
(Name and address of agent for service)

(408) 952-6400
(Telephone number, including area code, of agent for service)

Copies to:
Daniel J. Winnike, Esq.
David A. Bell, Esq.
Fenwick & West LLP
Silicon Valley Center
801 California Street
Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of each		Proposed maximum	Proposed maximum
class of securities	Amount to be	offering price	aggregate offering	Amount of
to be registered	Registered	per share	price	registration fee
Common Stock, $0.001 par value
To be issued under the 1997 Stock Plan	29,050,915 (1)	$1.69 (2)	$49,096,046	$6,220.47
Total	29,050,915

(1)	Represents shares automatically reserved for issuance upon exercise of awards under the Registrant’s 1997 Stock Plan, pursuant to the terms of such plan, on January 1, 2000, 2001, 2002 and 2003. Shares issuable upon exercise of the awards under the 1997 Stock Plan were initially registered on a registration statement on Form S-3/S-8 filed with the Securities and Exchange Commission on June 28, 1999 (Registration No. 333-81755).

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) promulgated under the Securities Act of 1933 and based upon the average of the high ask and low bid prices reported on the Nasdaq Over-the-Counter Bulletin Board on May 24, 2004.

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E
PART II
ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EXHIBIT 5.01
EXHIBIT 23.02

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

     This registration statement on Form S-8 registers an aggregate of 29,050,915 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant’s 1997 Stock Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statement on Form S-3/S-8 (Registration No. 333-81755) filed with the Securities and Exchange Commission on June 28, 1999.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see page 3).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 1st day of June, 2004.

COVAD COMMUNICATIONS GROUP, INC.

By:	/s/ Charles E. Hoffman
Charles E. Hoffman
Chief Executive Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles Hoffman and James Kirkland, and each of them acting individually, as his or her attorney-in- fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on this 1st day of June, 2004:

Signature	Title

Principal Executive Officer:

/s/ Charles E. Hoffman	Chief Executive Officer and Director

Charles E. Hoffman

Principal Financial and Accounting Officer:

/s/ Mark A. Richman	Chief Financial Officer

Mark A. Richman

Other Directors:

/s/ Charles McMinn	Chairman of the Board of Director

Charles McMinn

/s/ L. Dale Crandall	Director

L. Dale Crandall

/s/ Robert Hawk	Director

Robert Hawk

/s/ Hellene Runtagh	Director

Hellene Runtagh

/s/ Larry Irving	Director

Larry Irving

/s/ Daniel Lynch	Director

Daniel Lynch

/s/ Richard Jalkut	Director

Richard Jalkut

EXHIBIT INDEX

Exhibit
Number	Exhibit Title
5.01	Opinion of Fenwick & West LLP.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see page 3).